SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5. Other Events

On December 9, 2003, we completed a private placement with a group of institutional and private investors raising gross proceeds of $8 million. In the private placement, we issued and sold 800 shares of our new Series E cumulative convertible preferred stock, accompanied by warrants to purchase 2,880,000 shares of our common stock. The purchase price of each share of Series E preferred stock was $10,000. Each share of Series E preferred stock is convertible into 8,000 shares of common stock based on an initial conversion price of $1.25 per share and was accompanied by a warrant to purchase 3,600 shares of common stock at an exercise price of $1.55 per share.

As a condition of the private placement, we have agreed to exercise our right to obtain a release of the security interest and continuing lien on our assets that currently secure our outstanding convertible senior secured promissory notes held by Ingalls & Snyder Value Partners, L.P. by providing alternative collateral in the form of cash or a standby letter-of-credit in the amount of all remaining principal and interest payments on the notes through maturity. If the security interest and lien are not released within a specified period, we have agreed to deposit sufficient funds in a segregated account to make all remaining principal and interest payments on the notes through maturity and not to utilize those funds for any other purpose until such release occurs. The remaining principal and interest payments on the notes through maturity total approximately $5 million.

The rights and preferences of the Series E preferred stock are set forth in the Certificate of Designations filed with the Delaware Secretary of State on December 9, 2003, a copy of which is filed as an exhibit to this Current Report on Form 8-K. Subject to specified exceptions, the $1.25 per share initial conversion price of the Series E preferred Stock will be adjusted based on a weighted average anti-dilution formula in the event that we issue securities below that price. However, the number of shares of common stock issuable in respect of the Series E preferred stock shall not exceed 19.99% of the number of shares of common stock outstanding on December 9, 2003, unless the issuance in excess of that amount is first approved by our stockholders. We have agreed to seek such stockholder approval in the event that this limitation becomes applicable.

The holders of the Series E preferred stock are entitled to receive a dividend of 4% per annum, payable beginning on October 31, 2004 and on each anniversary thereof on the $10,000 per share liquidation preference and any accrued dividends for prior periods not timely paid. The dividend is payable in cash, but we may elect to pay it in shares of our common stock under specified circumstances. The dividend rate will increase to 8% on June 9, 2005.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series E preferred stock will be entitled to receive payment out of the assets of the Company in the amount of their $10,000 per share liquidation preference, plus any accumulated and unpaid dividends, before any distribution of assets is made to the holders of our common stock.

The Series E preferred stock generally will vote together with the common stock as one class. Each holder of Series E preferred stock generally is entitled to the number of votes equal to the number of shares of common stock into which its shares of Series E preferred stock could be converted on the record date for the vote assuming for such purpose a conversion price of $1.48 per share.

If, at any time beginning 180 days after the effective date of a registration statement covering the shares of common stock underlying the Series E preferred stock, our common stock closes at a price of $4.00 per share or greater for 10 consecutive trading days and other specified conditions are met, the Series E preferred stock will automatically convert into common stock at the then effective conversion price.

At any time after December 9, 2007, we can elect to redeem the Series E preferred stock in whole or in part in cash in an amount equal to any accrued but unpaid dividends on the Series E preferred stock plus the greater of (x) 125% of the liquidation preference, or (y) the current market value of the common stock into which the shares of Series E preferred stock are then convertible.

Subject to specified exceptions, the holders of the Series E preferred stock have the right to co-invest up to 50% of their dollar amount invested in the private placement in any financing by us involving equity or equity-linked securities on or prior to June 9, 2005. Subject to specified exceptions, in the event of any financing by us after June 9, 2005 involving equity or equity-linked securities other than common stock, the holders of the Series E preferred stock will have the right to exchange their shares of Series E preferred stock for securities in the new financing at 100% of its liquidation preference.

In the event of specified transactions involving a change of control of our company, the holders of the Series E preferred stock can elect to have their shares of Series E preferred stock redeemed. We generally have the option to satisfy such a redemption request in cash, by delivery of the common stock into which such Series E preferred stock would have been convertible, or by causing the successor or acquiring corporation to assume the Series E preferred stock. In most circumstances, the liquidation preference of the Series E preferred stock for purposes of such redemption will be deemed to be 125% of the liquidation preference. In addition, we have agreed not to effect a change of control of our company without the prior consent of the holders of a majority of the Series E preferred stock and the holders of a majority in interest of the warrants issued in the private placement, unless the acquiring entity assumes all of our obligations relating to the preferred stock and warrants and the securities into which the preferred stock and warrants then become convertible or exercisable are securities of a publicly traded corporation.

The affirmative vote of holders of at least 75% of the Series E preferred stock at the time outstanding will be required to effect any amendment, alteration or repeal of any provisions of the Certificate of Designations for the Series E preferred stock and to effect any amendment, alteration or repeal of our Certificate of Incorporation that would adversely affect the rights of the holders of the Series E preferred stock. This 75% vote also will be required for the authorization or creation of, or the increase in the number of authorized shares of, any class, in each case which ranks senior to the Series E preferred stock and, subject to specified exceptions, for any redemption, purchase or other acquisition of our capital stock or capital stock of our subsidiaries.

The warrants issued to investors purchasing Series E preferred stock will become exercisable on June 9, 2004 and will expire at the close of business on December 9, 2007. The $1.55 per share exercise price of the investor warrants will be adjusted based on a weighted average anti-dilution formula in the event we issue securities below that price, subject to a floor of $1.48 per share. Beginning on the third anniversary of the effective date of a registration statement covering the common stock underlying the warrants, we can elect to redeem the investor warrants for $0.01 per warrant if the common stock closes above 200% of the exercise price for 10 consecutive trading days and specified other conditions are met. The holders may exercise the warrants prior to any date set for such redemption.

Burnham Hill Partners, a division of Pali Capital, Inc., acted as placement agent with respect to the private placement and received a cash fee and placement agent warrants to purchase 640,000 shares of common stock at an exercise price of $1.49 per share. The placement agent warrants will become exercisable on June 9, 2004 and will expire on December 9, 2008. The exercise price of the placement agent warrants will be adjusted based on a weighted average anti-dilution formula in the event we issue securities below that price, subject to a floor of $1.48 per share. Burnham Hill Partners will also receive a cash fee upon the exercise of the investor warrants.

In connection with the private placement, we and the investors also made customary representations and warranties to one another, and we agreed to indemnify the investors for specified losses. We have agreed to use the proceeds of the private placement for working capital and general corporate purposes, subject to specified restrictions.

The Series E preferred stock and the warrants were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended. We have agreed to file, within 45 days of the private placement, a registration statement under the Securities Act to register for resale the shares of common stock issuable upon conversion of the Series E preferred stock and upon exercise of the warrants. In the event that we fail to timely file the registration statement or take other specified actions or the registration statement is not declared effective within 120 days, we will be subject to monetary penalties. If we file a registration statement for our own account or for the account of others at any time in which there is not an effective registration statement covering the common stock issuable upon conversion of the Series E preferred stock and exercise of the warrants, the holders of those securities generally will have the right to include their securities in such registration.

Copies of the material agreements related to the transaction as well as the press release announcing the transaction are filed as exhibits to this Form 8-K and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1	Press Release issued by the Company on December 9, 2003.

99.2	Preferred Stock and Warrant Purchase Agreement, dated as of December 9, 2003, by and among the Company and the investors named therein.

99.3	Certificate of Designations, Rights and Preferences of the Series E Cumulative Convertible Preferred Stock of the Company (Exhibit A to the Preferred Stock and Warrant Purchase Agreement).

99.4	Registration Rights Agreement, dated as of December 9, 2003, by and among the Company and the investors named therein (Exhibit C to the Preferred Stock and Warrant Purchase Agreement).

99.5	Form of Common Stock Purchase Warrant (Exhibit B-1 to the Preferred Stock and Warrant Purchase Agreement).

99.6	Form of Placement Agent Common Stock Purchase Warrant (Exhibit B-2 to the Preferred Stock and Warrant Purchase Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES, INC.

Date: December 16, 2003	By:	/s/ Marc E. Lanser
Marc E. Lanser
President and Chief Operating Officer

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on December 9, 2003.

99.2	Preferred Stock and Warrant Purchase Agreement, dated as of December 9, 2003, by and among the Company and the investors named therein.

99.3	Certificate of Designations, Rights and Preferences of the Series E Cumulative Convertible Preferred Stock of the Company (Exhibit A to the Preferred Stock and Warrant Purchase Agreement).

99.4	Registration Rights Agreement, dated as of December 9, 2003, by and among the Company and the investors named therein (Exhibit C to the Preferred Stock and Warrant Purchase Agreement).

99.5	Form of Common Stock Purchase Warrant (Exhibit B-1 to the Preferred Stock and Warrant Purchase Agreement).

99.6	Form of Placement Agent Common Stock Purchase Warrant (Exhibit B-2 to the Preferred Stock and Warrant Purchase Agreement).